Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261442
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 27, 2021)

SUPERCOM LTD.

3,130,000 Ordinary Shares
Pre-Funded Warrants to Purchase 4,401,585 Ordinary Shares

We are offering 3,130,000 ordinary shares (the “Shares”), par value NIS 0.25 per share (“ordinary shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 4,401,585 ordinary shares (and the ordinary shares issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”)) directly to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the Shares and Pre-Funded Warrants is $0.6174 and $0.61739, respectively (each being coupled with a private placement Purchase Warrant (as defined below)). The Pre-Funded Warrants will have an exercise price of $0.00001 per share and will be exercisable upon issuance until exercised in full.

In a concurrent private placement, we are also selling to the purchaser of the ordinary shares, warrants to purchase up to 5,648,689 of our ordinary shares (the “Purchase Warrants”) at an exercise price of $0.70 per share (and the ordinary shares issuable upon the exercise of the Purchase Warrants (the “Warrant Shares”)). The Purchase Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “SPCB.” The last reported sale price of the ordinary shares on February 24, 2022 was $0.6174 per ordinary share.

The sales of the ordinary shares, the Pre-Funded Warrants, the Pre-Funded Warrants Shares, the Purchase Warrants and the Warrant Shares will be made in accordance with a Securities Purchase Agreement, dated as of February 25, 2022, by and between us and the investor named therein (the “Securities Purchase Agreement”).

On December 3, 2021, we received a written notification from Nasdaq Stock Market, Inc. (“Nasdaq”) indicating that we no longer meet the continued listing requirement of a minimum Bid Price of Listed Securities (“BPLS”) for The NASDAQ Capital Market, as set forth in the Nasdaq Listing Rule 5550(a)(2), because the Closing Bid Price of our shares for the last 30 consecutive business days was below the minimum bid price requirement of US$1.00. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days (or until June 13, 2022) to regain compliance. If at any time during this compliance period our BPLS closes at US$1.00 or more for a minimum of ten consecutive business days, Nasdaq will notify us that we have achieved compliance with the BPLS requirement and this matter will be closed.

In the event we do not regain compliance with Rule 5550(a)(2) prior to the expiration of the initial compliance period, or an additional compliance period of 180 days thereafter, if we request one and Nasdaq grants it to us, we will receive written notification that our securities are subject to delisting. If we fail to continue to meet Nasdaq’s continued listing requirements and if our shares are delisted at some later date, our shareholders could find it difficult to sell our shares.

	Per Ordinary Share	Per pre-funded warrant	Total
Public offering price	US$0.61740	US$0.61739	US$4,650,000
Placement agent fees(1)	US$0.037044	US$0.037044	US$279,000
Proceeds to us (before expenses)	US$0.580356	US$0.580346	US$4,371,000

(1)	For a description of compensation payable to the placement agent, see “Plan of Distribution.”

We have retained Maxim Group LLC to act as the placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. We will pay the placement agent a fee equal to the sum of 6.0% of the aggregate purchase price paid by the investor placed by the placement agent. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to purchase any of the securities offered hereunder or to arrange for the sale of any specific number or dollar amount of the securities offered hereunder. The placement agent may engage one or more selected dealers or sub-agents in connection with this offering.

Delivery of our ordinary shares and Pre-Funded Warrants are expected to be made on or about March 1, 2022.

Investing in these securities involves risks. See the “Risk Factors” on page S - 9 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is February 25, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $10,000,000 under the accompanying base prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We provide information to you about this offering of our ordinary shares and Pre-Funded Warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of our ordinary shares and the Pre-Funded Warrants; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and are seeking offers to buy, our ordinary shares and the Pre-Funded Warrants only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or the placement agent that would permit a public offering of our ordinary shares and the Pre-Funded Warrants or the possession or distribution of this prospectus supplement and the accompanying base prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

•	The “Company,” “SuperCom,” “we,” “us,” “our Company” and “our” refer to SuperCom Ltd., a company (or its predecessors as the context requires) organized under the laws of Israel, and its subsidiaries;

•	“Shares” or “ordinary shares” refers to our ordinary shares, par value NIS 0.25 per share;

•	“Warrants” means the Pre-Funded Warrants;

•	all references to “US$” or “U.S. dollars” are to the legal currency of the United States; and

•	all references to “shekels” or “NIS” are to the legal currency of Israel.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important risks and factors that could cause those differences include, but are not limited to:

●	our reliance on five key customers for a substantial percentage of our revenue;

●	our incurrence of significant operating and net losses since our inception, and we anticipate continuing to incur significant losses for the foreseeable future;

●
our need to potentially raise additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control;

●	the effects of the global COVID-19 pandemic;

●
our ability to consummate any proposed financing, acquisition or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition or transaction will not occur or whether any such event will enhance shareholder value;

●	our ability to attract, maintain and increase our customer base and the related recuring revenue;

●	our ability to successfully manage our growth strategy and our business;

●	our ability to maintain compliance with certain financial and other covenants;

●	our ability to integrate our acquired businesses;

●	the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably;
●	our ability to generate sufficient cash flow to make payments on our indebtedness;

●
our incurrence of additional indebtedness in the future; our ability to repay current indebtedness at maturity or to redeem the convertible debentures upon a fundamental chance or at specific redemption dates;

●	the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations;

●	changes in laws or regulations that apply to us or our industry;

●	our ability to recognize and timely address changing technologies, requirements, standards in the market of our products and solutions;

●	our ability to consummate any future acquisitions on the proposed terms or at all;

●	our ability to capitalize on investments in developing our products offerings, including our IoT and e-GOV products and platforms, to deliver and develop upon current and future technologies;

●	our ability to develop and sustain our position as a provider of IoT and Connectivity, and Cyber Security, solutions and services;

●	our ability to deliver end-to-end network performance sufficient to meet increasing customer demands;

●	if our technology and solutions cease to be adopted and used by government and public and private organizations;

●	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment

●	our reliance on third party technologies and components for the development of some of our products;

●	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays

●	our ability to compete with our competitors;

●	our efforts to expand our international operations and maintain or increase our future international sales;

●	our exposure to risks in operating in foreign markets (outside of Israel and United States);

●	our products being subject to government regulation of radio frequency technology;

●	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;

●	fluctuation in our financial and operating results;

●	significant differences between forecasted demands and actual orders received;

●	breaches of network or information technology security, natural disasters or terrorist attacks;

●	costs associated with defending future intellectual property infringement actions and other litigation or claims;

●	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;

●	the effect of the conditional conversion feature of our convertible notes;

●	our ability to establish and maintain effective internal controls over financial reporting;

●	our reliance on the services of certain of our executive officers and key personnel;

●	our ability to attract, hire and retain qualified technical personnel;

●	the impact of war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;

●	the impact of the political and security situation in Israel and in the U.S. on our business

●	the impact of inflation and currency fluctuations;
●	our ability to enforce covenants not-to-compete under current Israeli law;

●	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees;

●	other risks and uncertainties applicable to the businesses of our subsidiaries; and

●
other risks and uncertainties included in this prospectus supplement under the caption “Risk Factors” and risks and uncertainties described in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Overview

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced IoT and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security.

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificates) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities (iv) Smart Campus and (v) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suit of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc., or LCA. LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Prospectus Supplement, which is part of the Registration Statement on Form F-3 (this “Registration Statement”) that we filed with the Securities and Exchange Commission, concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to the Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In the Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on December 31, 2021, was NIS 3.11 per $1.00.

Corporate Information

SuperCom Ltd. is a company organized under the laws of the State of Israel. Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972 (9) 889-0850. Our web site address is http:// www.supercom.com. The information on our web site does not constitute part of this prospectus. Our agent in the United States is SuperCom, Inc., and is located at 200 Park Avenue South, New York, New York.

THE OFFERING

Issuer	SuperCom Ltd.

Securities Offered by Us
3,130,000 of our ordinary shares.

Pre-Funded Warrants to purchase 4,401,585 ordinary shares at an exercise price of $0.00001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire until exercised in full. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities We Are Offering − Description of Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Offering Price Per Ordinary Share or Pre-Funded Warrant	$0.6174 per ordinary share and $0.61739 per Pre-Funded Warrant

Ordinary Shares Outstanding Immediately Before this Offering	28,239,372 ordinary shares(1)

Ordinary Shares Outstanding Immediately after this Offering	35,770,957 ordinary shares(2).

Use of Proceeds
We intend to use our net proceeds from this offering for general corporate purposes, including research and development, to support commercial operations, working capital and for potential acquisitions.

See “Use of Proceeds” for more information.

Listing	Our ordinary shares are listed on The NASDAQ Global Market under the symbol “SPCB.”

Risk Factors
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Settlement
Delivery of the ordinary shares and the Pre-Funded Warrants offered hereby will be made against payment therefor through the book-entry facilities of The Depository Trust Company in New York, New York, on or about March 1, 2022.

Transfer Agent	The registrar and transfer agent in respect of the ordinary shares will be American Stock Transfer & Trust Company, LLC.

(1)
The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 28,239,372 ordinary shares outstanding as of February 25, 2022, and excludes ordinary shares issuable upon the exercise of our outstanding convertible notes, stock options and warrants (including 5,648,689 ordinary shares issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $0.70 per share).

(2)	Includes the shares underlying the Pre-Funded Warrants but excludes the shares underlying the Purchase Warrants.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors set forth under the heading Item 3D “Key Information — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), and in any other filing we make with the SEC subsequent to the date of this prospectus supplement, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Our Ordinary Shares

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, primarily for research, development and manufacturing of product candidates, and for working capital and other general corporate purposes including, to acquire, license or invest in complementary businesses, technologies, product candidates or other intellectual property. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares or Pre-Funded Warrants. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares or the value of our Pre-Funded Warrants to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

If you purchase our ordinary shares and Pre-Funded Warrants sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per ordinary share being offered may be higher than the net tangible book value per share of our outstanding ordinary shares prior to this offering. Based on an aggregate of 3,130,000 our ordinary shares sold at a price of $0.6174 per share and Pre-Funded Warrants to purchase 4,401,585 ordinary shares sold at a price of $0.61739 per Pre-Funded Warrant Share, for aggregate gross proceeds of approximately $4.65 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.235 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants purchased in this offering do not entitle the holder to any rights as ordinary share stockholders until the holder exercises the Pre-Funded Warrants for our ordinary shares.

Until you acquire our ordinary shares upon exercise of your Pre-Funded Warrants purchased in this offering, such Pre-Funded Warrants will not provide you any rights as an ordinary share stockholder, except as set forth therein. Upon exercise of your Pre-Funded Warrants purchased in this offering, you will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs on or after the exercise date.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our ordinary share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

If securities or industry analysts do not publish research about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us, or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investor in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Articles of Association, as amended, authorize the issuance of 45,000,000 ordinary shares. In certain circumstances, the ordinary shares, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of ordinary shares would further dilute the percentage ownership of us held by holders of our ordinary shares. In addition, the issuance of certain securities may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of our ordinary shares.

As we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

If we were defendants in securities class actions litigation, it could result in substantial costs and liabilities.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. If we are sued in securities class actions in the future, this could result in substantial costs and liabilities and could divert management’s attention and resources.

As we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.

The Nasdaq listing rules require listed companies to have, among other things, a majority of their board members be independent. As a foreign private issuer, however, we are permitted to, and we will, follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, Israel, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors may not consist of independent directors and due to the family relationships among certain of our executive officers and our Chairman, fewer board members may be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members each of whom must be an independent director (unless any exception under the Nasdaq listing rules applies). We, as a foreign private issuer, are not subject to these requirements, except for the aforesaid independence requirement for audit committee members (unless any exception under the Nasdaq listing rules applies). The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain issuances of ordinary shares and securities convertible into or exchangeable for ordinary shares. We are not required to and may not comply with the requirements of the Nasdaq listing rules in determining whether shareholder approval is required on such matters. While we have appointed a compensation committee and a nominating  committee, we have followed home country practice to not have all members of our compensation committee and nomination committee composed entirely of independent directors. In addition, we may consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain other corporate governance standards which may afford less protection to investors.

          We have received a notice of non-compliance with Nasdaq’s continued listing requirements concerning the minimum bid price of our ordinary shares.

On December 3, 2021, we received a written notification from Nasdaq Stock Market, Inc. (“Nasdaq”) indicating that we no longer meet the continued listing requirement of a minimum Bid Price of Listed Securities (“BPLS”) for The NASDAQ Capital Market, as set forth in the Nasdaq Listing Rule 5550(a)(2), because the Closing Bid Price of our shares for the last 30 consecutive business days was below the minimum bid price requirement of $1.00. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days (or until June 13, 2022) to regain compliance. If at any time during this compliance period our BPLS closes at $1.00 or more for a minimum of ten consecutive business days, Nasdaq will notify us that we have achieved compliance with the BPLS requirement and this matter will be closed.

In the event we do not regain compliance with Rule 5550(a)(2) prior to the expiration of the initial compliance period, or an additional compliance period of 180 days thereafter, if we request one and Nasdaq grants it to us, we will receive written notification that our securities are subject to delisting. If we fail to continue to meet Nasdaq’s continued listing requirements and if our shares are delisted at some later date, our shareholders could find it difficult to sell our shares.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 3,130,000 ordinary shares and the Pre-Funded Warrants to purchase 4,401,585 ordinary shares that we are offering (together with the concurrent private placement of the Purchase Warrants) will be approximately $4.28 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Purchase Warrants issuable in connection with the private placement if the Purchase Warrants are exercised and the holders of such Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Purchase Warrants.

We intend to use our net proceeds from this offering for general corporate purposes, including research and development, to support commercial operations, working capital and for potential acquisitions. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions.

The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering. However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Distribution Policy” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

•	on an actual basis; and

•
on an as adjusted basis to reflect the issuance and sale of our ordinary shares by us in this offering at the price of $0.6174 per ordinary share and $0.61739 per Pre-Funded Warrant, which is set forth on the cover page of this prospectus, after deducting the estimated placement agent fees, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with Use of Proceeds, the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods. Amounts in thousands of US dollars (“$”), except share and per share data or otherwise stated.

	September 30, 2021
	Actual	As adjusted	As adjusted (1)
	$	$	$
Shareholders’ Equity:
Ordinary shares (par value NIS 0.25 per share; 48,000,000 shares authorized, 26,996,868 shares issued and outstanding as of September 30, 2021)	$1,928	$2,168	$2,506
Additional paid-in capital	$97,025	$100,818	$100,818
Retained Earnings	$(90,037)	$(90,037)	$ (90,037)
Total Shareholders’ Equity	$8,916	$ 12,949	$ 13,287
Total Capitalization	$39,430	$ 43,463	$ 43,801

(1)	Assumes that Pre-Funded Warrants to purchase 4,401,585 ordinary shares are exercised, and no Purchase Warrants are exercised.

The table and discussion above are based on 26,996,868 ordinary shares issued and outstanding as of September 30, 2021 and excludes as of that date:

•	ordinary shares underlying our outstanding convertible notes, warrants and options;
•	1,242,504 ordinary shares issued from September 30, 2021 until February 25, 2022; and
•	5,648,689 ordinary shares issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $0.70 per share.

DILUTION

Our net book value as of September 30, 2021 was approximately $8.92 million, or $0.33 per ordinary share. Dilution is determined by subtracting as adjusted net book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the public offering price per ordinary share. Dilution with respect to as adjusted net book value per ordinary share represents the difference between the amount per ordinary share paid by purchaser of our ordinary shares in this offering and as adjusted net book value per ordinary share immediately after this offering.

Without taking into account any other changes in such net book value after September 30, 2021, other than to give effect to the issuance of 3,130,000 our ordinary shares in this offering at an offering price of $0.6174 per share, the sale of Pre-Funded Warrants to purchase 4,401,585 ordinary shares at an offering price of $0.61739 per Pre-Funded Warrant and after deducting estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net book value as of September 30, 2021 would have been $0.382 per outstanding ordinary share. This represents an immediate increase in net book value of $0.052 per ordinary share to existing shareholders and an immediate decrease in net book value of $0.2354 per ordinary share to investors purchasing ordinary shares in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

Per Ordinary Share
Public offering price	$0.6174
Net book value as of September 30, 2021	$0.3300
As adjusted net book value after giving effect to this offering as of September 30, 2021	$0.3822
Increase in net book value attributable to this offering	$0.0522
Amount of decrease in net book value to new investors in the offering	$0.2352

The table and discussion above are based on 28,239,372 ordinary shares issued and outstanding as of February 25, 2022 and excludes as of that date:

•	ordinary shares underlying our outstanding convertible notes, warrants and options; and
•	5,648,689 ordinary shares issuable upon the exercise of the Purchase Warrants offered in the concurrent private placement with an exercise price of $0.70 per share.

To the extent that any outstanding options or warrants are exercised or outstanding notes are converted or exchanged into our ordinary shares, new options or additional securities are issued under our equity incentive plans, or we otherwise issue additional ordinary shares in the future, at a price less than the offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

See “Description of Ordinary Shares” on page 7 of the accompanying prospectus for a description of the material terms of our ordinary shares.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. You should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our ordinary shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-Funded Warrants is to enable the investor that may have restrictions on its ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding ordinary shares following the consummation of this offering the opportunity to invest capital into our company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our ordinary shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the ordinary shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 4,401,585 of our ordinary shares at a nominal exercise price of $0.00001 per share, commencing immediately on the date of issuance, expected to be March 1, 2022. The Pre-Funded Warrants will be issued separately from the ordinary shares and may be transferred separately immediately thereafter.

Exercise Limitation. The holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. in addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Subsequent Rights Offerings. Subject to certain exceptions, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our ordinary shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the same institutional accredited investor the Purchase Warrants to purchase up to an aggregate of 5,648,689 ordinary shares at an exercise price equal to $0.70 per share.

The Purchase Warrants and the ordinary shares issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell ordinary shares issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

           Exercisability. The Purchase Warrants are exercisable for a period of five years and six months commencing on September 1, 2022 (sixth month anniversary of the closing date of this offering) and expiring August 31, 2027. The Purchase Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of ordinary shares underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement or current prospectus is not effective or available for the registration of the Purchase Warrants or the resale of the ordinary shares underlying the Purchase Warrants under the Securities Act, at any time after the six-month anniversary of the closing date of this offering, the holder may, in its sole discretion, elect to exercise the Purchase Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Exchange Listing. There is no established trading market for the Purchase Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market.

Subsequent Rights Offerings. If at any time we grant, issue or sell any Ordinary shares or ordinary shares equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any ordinary shares (the “Purchase Rights”), the holder of the Purchase Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Purchase Warrants could have acquired if the Holder had held the number of ordinary shares acquirable upon complete exercise of the Purchase Warrant.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Purchase Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of ordinary shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Purchase Warrant will not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 90 days of the closing date of this offering to file a registration statement providing for the resale of the ordinary shares issued and issuable upon the exercise of the Purchase Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 180 days of the closing date of this offering and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

Related Transaction Agreements

In connection with the Securities Purchase Agreement, we entered into a Placement Agency Agreement, dated as of February 25, 2022, with the placement agent, and agreed to issue the Purchase Warrants to such investors named in the Securities Purchase Agreement.

You should review a copy of the Placement Agency Agreement, a copy of the Securities Purchase Agreement, and a copy of the form of the Purchase Warrant to be issued to the investors under the Securities Purchase Agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Report on Form 6-K that we file with the SEC, for a complete description of the terms and conditions of the Purchase Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

Maxim Group LLC has agreed to act as the exclusive lead placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated February 25, 2022. We refer to Maxim Group LLC as the placement agent. The placement agent is not purchasing or selling any of our ordinary shares or Pre-Funded Warrants offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of our ordinary shares or Pre-Funded Warrants, but have agreed to use its reasonable best efforts to arrange for the sale of all of the ordinary shares or Pre-Funded Warrants offered hereby. Therefore, we will enter into a securities purchase agreement directly with the investor in connection with this offering and we may not sell the entire amount of the ordinary shares or Pre-Funded Warrants offered pursuant to this prospectus supplement. We will make offers only to a limited number of institutional accredited investors. Maxim Group LLC is also acting as the placement agent for the private placement transaction and is being paid a fee related to the placement of the private placement warrants.

Pursuant to the terms of the Securities Purchase Agreement, from the date hereof until 60 days after the closing of the purchase and sale of our ordinary shares or Pre-Funded Warrants in this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents, subject to certain exceptions set forth in the Securities Purchase Agreement.

In addition, we also agreed with the investor that from the date of this prospectus supplement until the sixth month anniversary thereof, and subject to certain additional restrictions thereafter, we will not affect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●
Issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for our ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of our Company or the market for our ordinary shares; or

●	enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

We have also agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 6.0% of the aggregate purchase price of our ordinary shares and Pre-Funded Warrants sold in this offering. The following table shows the per ordinary share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our ordinary shares and Pre-Funded Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the ordinary shares (or Pre-Funded Warrants in lieu thereof) offered hereby.

	Per Ordinary Share or Pre- Funded Warrant	Total
Offering price (1)	$0.6174	$4,650,000
Placement agent’s fees	$0.037044	$279,000
Proceeds, before expenses, to us	$0.580356	$4,371,000

(1) The purchase price of the Pre-Funded Warrants is $0.00001 less than the per ordinary share purchase price.

In addition, we have agreed to reimburse Maxim Group LLC’s actual out-of-pocket expenses up to $45,000.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees, will be approximately $89,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the Securities Purchase Agreement with the purchaser will be included as an exhibit to our Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “SPCB.”

LEGAL MATTERS

The validity of the ordinary shares offered in this offering and other certain legal matters as to Israeli law will be passed upon for us by S. Friedman & Co. We are being represented by Foley Shechter Ablovatskiy LLP (“FSA”) with respect to U.S. federal securities law and New York State law in connection with this offering. The placement agent is being represented in connection with this offering by Pryor Cashman LLP, New York, New York. FSA may rely upon S. Friedman & Co. with respect to matters governed by Israeli law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the years ended December 31, 2020 and 2019 have been so incorporated in reliance on the report of Halperin Ilanit, Certified Public Accountant (Isr.), our independent registered public accounting firm given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed SuperCom, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2020, filed with the SEC on April 30, 2021;

•
the description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on September 12, 2013 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

•	our Report on Form 6-K filed with the SEC on November 30, 2021;

•	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•
Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

SuperCom Ltd.
3 Rothschild Street
Tel-Aviv, Israel
Attn: Ordan Trabelsi, Chief Executive Officer
Telephone number +972 (9) 889-0850

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

PROSPECTUS

$10,000,000 of
Ordinary Shares, Warrants,
Debt Securities, Subscriptions Rights and/or Units
Offered by the Company

SUPERCOM LTD.

We may offer to the public from time to time in one or more series or issuances ordinary shares, warrants, debt securities, subscription rights and/or any combination of the above, separately or as units. We refer to the ordinary shares, warrants, debt securities, subscription rights and/or units collectively as “securities” in this prospectus. Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SPCB.” The last reported sale price for our ordinary shares on November 30, 2021 as quoted on the NASDAQ Capital Market was $0.6879 per share.

The securities will have a total public offering price not to exceed $10,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer and/or sell these securities, through public or private transactions, directly to our shareholders or to purchasers or through agents on our behalf or through underwriters, agents or dealers, on or off the NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 10.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SPCB.” The last reported sale price for our ordinary shares on November 30, 2021 as quoted on the NASDAQ Capital Market was $0.6879 per ordinary share.

As of November 30, 2021, the aggregate market value of our outstanding ordinary shares held by non-affiliates  was  $15,465,844,  which  was  calculated based on 22,482,692 outstanding ordinary shares held by non-affiliates and on a price per share of $0.6879. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information - Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 27, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus. In this prospectus, the terms the “Company,” “we”, “us”, “SuperCom” and “our” mean SuperCom, Ltd. and its subsidiaries, unless otherwise indicated. All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

Under this shelf process, we may sell the securities described in this prospectus, including the securities carried forward from the Prior Shelf Registration Statement, in one or more offerings up to a total price to the public of $10,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

The aggregate amount of securities that we may offer under the registration statement is $10,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. We are subject to the provisions of General Instruction I.B.5. of the General Instructions to Form F-3, which provide that as long as the aggregate market value of our outstanding voting and non-voting ordinary shares held by non-affiliates of our company is less than $75,000,000, then the aggregate market value of securities sold by us or on our behalf on Form F-3, during the period of 12 calendar months immediately prior to, and including, the sale, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of our company. We have no outstanding non-voting ordinary shares.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

SUPERCOM, LTD.

OVERVIEW

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced IoT and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security:

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificated) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of an IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities (iv) Smart Campus and (iv) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suit of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc., or LCA. LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Registration Statement on Form F-3 (this “Registration Statement”) concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to this Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In this Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on December 31, 2020, was NIS 3.215 per $1.00.

CORPORATE INFORMATION

SuperCom Ltd. is a company organized under the laws of the State of Israel. Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972 (9) 889-0850. Our web site address is http:// www.supercom.com. The information on our web site does not constitute part of this prospectus. Our agent in the United States is SuperCom, Inc., and is located at 200 Park Avenue South, New York, New York.

RISK FACTORS

 An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption "Item 3D “Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “could,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	our ability to manage our growth profitably, our business, financial results and stock price could suffer;
•	purchase price allocation in connection with our acquisition of OTI’s SmartID division, Safend, Alvarion and Prevision requires estimates, which may be subject to change in the future;
•	our dependence on orders from large customers for a substantial portion of our revenues;

•	the impact of other companies and technologies that compete with us within our industry;
•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;
•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;
•	changing technology, requirements, standards and products in the market of our products;
•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;
•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;
•	if our technology and solutions cease to be adopted and used by government and public and private organizations;
•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;
•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;
•	our efforts to expand our international operations and maintain or increase our future international sales;
•	our exposure to risks in operating in foreign markets;
•	fluctuation in our financial and operating results;
•	our reliance on third party technologies and components for the development of some of our products;
•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;
•	significant differences between forecasted demands and actual orders received;
•	breaches of network or information technology security, natural disasters or terrorist attacks;
•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;
•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;
•	our reliance on the services of certain of our executive officers and key personnel;
•	our ability to attract, hire and retain qualified technical personnel;
•	our products being subject to government regulation of radio frequency technology;
•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;
•	the impact of COVID-19 pandemic on the global economy;
•	the impact of the political and security situation in Israel and in the U.S. on our business.
•	impact of inflation and currency fluctuations;
•	impact of the obligation of our management or key personnel to perform military service in Israel;
•	our ability to enforce covenants not-to-compete under current Israeli law; and
•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees;

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2021. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2021
Actual
(in thousands)

Total debt(1)	$30,445
Ordinary shares, par value NIS 0.25 per share	1,862
Additional paid-in capital	96,089
Accumulated deficit	(87,598)
Total shareholders’ equity	10,353
Total capitalization	$40,798

(1)	Represents $1,909 thousand due under short-term loans and 28,538 thousand due under long-term loans.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the NASDAQ Capital Market (“NASDAQ”) under the symbol "SPCB" since September 17, 2013. Prior to that date, there was no public market for our ordinary shares. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. As of November 30, 2021, we had 27,078,904 ordinary shares issued and outstanding.

Annual Stock Information

The following table sets forth, for the periods indicated, the high and low closing prices of our ordinary shares on The NASDAQ Capital Market or the OTCQB, as applicable.

	$U.S.
	Price per Ordinary Share
Annual Data	High	Low
2021 (through November 30, 2021)	$2.95	$0.6879
2020	$3.09	$0.37
2019	$1.75	$0.59
2018	$3.92	$1.32
2017	$4.36	$2.17
2016	$5.25	$2.62
2015	$13.84	$4.46
2014	$13.78	$4.85
2013	$5.65	$0.30
2012	$0.85	$0.04

Quarterly Data
2021
Fourth quarter (through November 30, 2021)	$1.09	$0.6879
Third quarter	$1.43	$1.00
Second quarter	$1.76	$1.17
First quarter	$2.95	$1.00
2020
Fourth quarter	$1.10	$0.78
Third quarter	$1.05	$0.81
Second quarter	$1.04	$0.86
First quarter	$0.92	$0.33
2019
Fourth quarter	$0.80	$0.59
Third quarter	$1.24	$0.59
Second quarter	$1.49	$0.98
First quarter	$1.75	$1.38

Most Recent Six Months
November 2021 (through November 30, 2021)	$0.93	$0.67
October 2021	$1.30	$0.83
September 2021	$1.24	1.00
August 2021	$1.26	1.06
July 2021	$1.46	1.20
June 2021	$1.57	1.24
May 2021	$1.57	1.17

On November 30, 2021, the last reported sales price of our ordinary shares on the NASDAQ Capital Market was $0.6879 per share.

USE OF PROCEEDS

 Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development, or for potential acquisitions and to support commercial operations.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.25 per share, can be found in Item 10.B. of the Registration Statement on Form 20-F filed with the SEC on April 30, 2021.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Outstanding Warrants

On September 6, 2018 and October 26, 2018, through a two-stage closing process, the Company entered into a Senior Secured Credit Facility with affiliates of Fortress Investment Group LLC("Fortress") with an aggregate principal amount of up to $20,000,000 (the "Credit Facility").

In connection with the Credit Facility, the Investor received 25,000 warrants initially and an additional 75,000 warrants for amendments (the “Credit Facility Warrants”). The Credit Facility Warrants mature 7 years from the date of issuance, were set to be issued at a strike price at a premium to the then current market price.

As of December 31, 2020, the outstanding principal, including accrued interest, of the Credit Facility was $15,625 and the aggregate balance for these Subordinated Debt was $7,407.

On July 7, 2020, in connection with the Company's private placement consummated on such date, the Company issued 5-year warrants to purchase up to 2,370,000 of the Company's ordinary shares with an exercise price of $1.70 per share to certain institutional investors.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

 The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 13. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between SuperCom Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each4 series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of SuperCom Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 13. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;

•	through broker-dealers;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	a fixed price or prices, which may be changed from time to time;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by S. Friedman & Co. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Foley Shechter Ablovatskiy LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Halperin Ilanit, Certified Public Accountant (Isr.), an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

 We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2020, filed with the SEC on April 30, 2021;
•
the description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on September 12, 2013 under the Exchange Act and any amendment or report filed for the purpose of updating that description; and

•	our Report on Form 6-K filed with the SEC on November 30, 2021.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to SuperCom Ltd., 3 Rothschild Street, Tel-Aviv, Israel, Attn: Ordan Trabelsi, Chief Executive Officer, telephone number +972 (9) 889-0850. You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed SuperCom, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees(1)		$927.00
FINRA fees		*
Legal fees and expenses		*
Accountants fees and expenses		*
Miscellaneous		*
Total	$	*

(1) See “Calculation of Registration Fee” on the cover page of this registration statement.

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

 SUPERCOM LTD.

PROSPECTUS

MAXIM GROUP LLC

The date of this prospectus supplement is February 25, 2022.